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                                                                      Exhibit 10

                                                        CONFIDENTIAL TREATMENT*/

                        SHOREWOOD PACKAGING CORPORATION

                          1995 PERFORMANCE BONUS PLAN



   The 1995 Performance Bonus Plan (the "Plan") of Shorewood Packaging Corporation (the "Company") authorizes the grant of annual performance bonuses (each, a "Performance Bonus") to Marc P. Shore, the Company's President and Vice Chairman of the Board (the "Executive"), upon the attainment of certain performance objectives set forth below. The Plan is administered by the Compensation and Stock Option Committee (the "Committee").

   1. DEFINITIONS. Certain defined terms in the Plan shall have the meanings ascribed to them below:

        (a) "Award Year" means each fiscal year of the Company during the five year period beginning on May 1, 1995.

        (b) "Earnings from Operations" shall mean, with respect to any fiscal year of the Company, the Company's consolidated earnings from operations plus depreciation and amortization, determined in accordance with the Company's audited financial statements for that fiscal year. For purposes of computing Earnings from Operations, (i) if during any Award Year the Company or any of its subsidiaries acquires, directly or indirectly, any material business, the Company's Earnings from Operations in the immediately preceding fiscal year and that portion of such Award Year preceding the date of the acquisition shall be adjusted to include therein the earnings from operations plus depreciation and amortization of the acquired business during the applicable periods; and (ii) if during any Award Year the Company or any of its subsidiaries disposes or divests itself, directly or indirectly, of any material business, the Company's Earnings from Operations in the immediately preceding fiscal year and that portion of such Award Year preceding the date of the disposition shall be adjusted to exclude therefrom the earnings from operations plus depreciation and amortization of the divested business during the applicable periods.

        (c) "First Tier Bonus" shall mean, with respect to any Award Year of the Company, an amount determined in accordance with the following formula:

       $200,000 multiplied by  Y  = Bonus
                              ---
                              [*]

   As used above, "Y" means the numeral (without regard to its value as a percentage) used in expressing the percentage increase in the Company's Earnings from Operations in that fiscal year as compared with the Company's Earnings from Operations in the immediately preceding fiscal year (i.e., if the percentage increase is [*], Y would be [*]). Y shall in no event exceed [*].


__________________________________

*/Portions of this document have been omitted pursuant to an Application for Confidential Treatment which was previously filed. Such omissions were filed separately with the Securities and Exchange Commission together with such Application for Confidential Treatment.
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   By way of illustration, if the Company's Earnings from Operations in fiscal year 1 is $[*] and its Earnings from Operations in fiscal year 2 is $[*], Y would be [*] (representing the percentage increase in Earnings from Operations from fiscal year 1 to fiscal year 2). In such case, Executive's First Tier Bonus in respect of fiscal year 2 would be $[*].

     (d) "Second Tier Bonus" shall mean, with respect to any Award Year of the Company, an amount determined in accordance with the following formula:


     $1,600,000 multiplied by  Z  = Bonus
                              ---
                              [*]


   As used above, "Z" means the numeral (without regard to its value as a percentage) used in expressing the percentage increase in the Company's Earnings from Operations in that fiscal year as compared with the Company's Earnings from Operations in the immediately preceding fiscal year minus [*] (i.e., if the percentage increase is [*], Z would be [*]). Z shall in no event exceed [*] or be less than 0.

   By way of illustration, if the Company's Earnings from Operations in fiscal year 1 is $[*] and its Earnings from Operations in fiscal year 2 is $[*], Z would be [*] (representing the percentage increase in Earnings from Operations from fiscal year 1 to fiscal year 2 minus [*]). In such case, Executive's Second Tier Bonus in respect of fiscal year 2 would be $[*].

___________________________

*/ Portions of this document have been omitted pursuant to an Application for Confidential Treatment which was previously filed. Such omissions were filed separately with the Securities and Exchange Commission together with such Application for Confidential Treatment.


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   2.  PERFORMANCE BONUS.  With respect to each Award Year in which the
Company's Earnings from Operations equal or exceed [*] in the immediately preceding fiscal year, Executive shall be entitled to a Performance Bonus in an amount equal to the sum of (i) $200,000 plus (ii) if the Company's Earnings from Operations in that fiscal year exceed [*] in the immediately preceding fiscal year, the First Tier Bonus (determined in accordance with the Section 1(c) above) plus (iii) if the Company's Earnings from Operations in that fiscal year exceed [*], the Second Tier Bonus (determined in accordance with Section 1(d) above). The Performance Bonus payable to Executive in respect of any Award Year shall in no event exceed $2,000,000. No Performance Bonus shall be payable in respect of any Award Year in which the Company's Earnings from Operations do not equal or exceed [*] in the immediately preceding fiscal year. The determination of the amount of the Performance Bonus (the "Bonus Determination") payable to Executive in respect of any Award Year covered by the Plan shall be made by the Compensation Committee based upon the audited financial statements of the Company with respect to such Award Year. The Bonus Determination shall be made by the Compensation Committee at its first regularly scheduled meeting after the audited financial statements of the Company are available to the Board of Directors. The Performance Bonus so determined shall be payable to Executive in a single lump sum no later than fifteen days after the Bonus Determination is made. The Bonus Determination shall be final, conclusive and binding for all purposes.

   3. PARTIAL YEARS. Executive's Performance Bonus shall be reduced proportionately in respect of any fiscal year in which Executive is not employed by the Company for the entire fiscal year, except that no Performance Bonus shall be payable to Executive in respect of any fiscal year in which his employment by the Company is terminated for cause. The provisions hereof notwithstanding, the termination of Executive's employment by the Company for any reason shall not affect the Performance Bonus otherwise payable to him under the Plan in respect of any fiscal year preceding the fiscal year in which such termination occurs. The Executive shall not be entitled to receive any Performance Bonus in respect of any period after he ceases being employed by the Company for any reason.

_______________________

*/ Portions of this document have been omitted pursuant to an Application for Confidential Treatment which was previously filed. Such omissions were filed separately with the Securities and Exchange Commission together with such Application for Confidential Treatment.


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   4.  ADMINISTRATION.  (a) The Plan shall be administered and interpreted by the Compensation Committee; provided, however, that, notwithstanding any other provision of the Plan that might appear to provide to the contrary, the Plan shall be operated in such manner that awards paid pursuant to the Plan shall be fully tax-deductible by the Company pursuant to the exception for qualified performance-based compensation provided for under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). All determinations of the Compensation Committee in respect of the interpretation and administration of the Plan shall be final, conclusive and binding for all purposes. In making any such determinations, the Committee shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and of counsel, public accountants and other professional experts and persons. The Committee may adopt such rules as it may deem appropriate regarding the withholding of taxes on payments to the Executive.

     (b) The Plan shall be governed by the laws of the State of New York and applicable Federal law.

   5. EFFECTIVE DATE; APPLICATION. The Plan shall become effective as of May 1, 1995, subject to approval by the Company's stockholders entitled to vote thereon. The Plan shall apply to each fiscal year of the Company during the five year period beginning on the effective date of the Plan.

   6. ADJUSTMENTS. In order to assure the incentive features of the Plan and to avoid distortion in the operation of the Plan, the Committee may make adjustments in the performance criteria in respect of any Award Year whether before or after the end of such Award Year to compensate for or reflect any extraordinary changes which may have occurred during the Award Year or the immediately preceding fiscal year which alter the basis upon which performance levels were determined or to comply with government regulations. Such changes include the following: extraordinary operating results, accounting changes, and the impact of material events that have been publicly disclosed. Notwithstanding anything to the contrary, the Committee shall not make any adjustment which would increase the award to the Executive if such adjustment would render any amount payable to Executive nondeductible under Section 162(m) of the Code.

   7. NO RIGHT TO EMPLOYMENT. The Plan shall not confer upon the Executive any right to continue in the employ of the Company or affect in any way the right of the Company to terminate Executive's employment at any time.

   8. CERTIFICATION BY COMMITTEE. The Committee must certify that performance thresholds have been satisfied before any payments may be made under the Plan.


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